================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: July 11, 2005

                        Gateway Financial Holdings, Inc.

     North Carolina                   000-33223                  56-2264354
(State of incorporation)       (Commission File Number)       (I.R.S. Employer
                                                             Identification No.)

1145 North Road Street, Elizabeth City, North Carolina              27909
       (Address of principal executive offices)                   (Zip Code)

                    Issuer's telephone number: (252) 334-1511

                                   ----------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

               This document contains 2 pages, excluding exhibits.

================================================================================

ITEM 8.01 -- OTHER EVENTS.

     On July 11, 2005, Gateway Financial Holdings, Inc. (the "Corporation"), the holding company for Gateway Bank & Trust Co. (the "Bank"), announced that it had been added to the Russell Microcap Index. The newly-launched investment index is comprised of the smallest 1,000 securities in the Russell 2000, plus the next 1,000 companies, based on a ranking of all U.S. equities by market capitalization.

     The Russell indexes are widely used by institutional investors and the investment management community. The addition of a Russell Microcap Index provides an unbiased benchmark for the performance of the microcap segment.

     The Bank is a full-service community bank with a total of eighteen offices in Elizabeth City (3), Edenton, Kitty Hawk, Nags Head, Moyock, Plymouth and Roper, North Carolina, and in Virginia Beach (5), Chesapeake (2), Suffolk and Emporia, Virginia. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary and brokerage services through its Gateway Investment Services, Inc. subsidiary. Visit the Corporation's web site at www.gatewaybankandtrust.com.

     The Common Stock of the Corporation is traded on the Nasdaq National Market under the symbol GBTS.

ITEM 9.01(c):  EXHIBITS

Exhibit 99:    Press release

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                GATEWAY FINANCIAL HOLDINGS, INC.

                                                By: /s/ D. Ben Berry
                                                    ----------------------------
                                                    D. Ben Berry
                                                    President and
                                                    Chief Executive Officer

Date:  July 11, 2005